SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) August 14, 2006
BARR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9860	42-1612474
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

400 Chestnut Ridge Road, Woodcliff Lake, NJ		07677
(Address of principal executive offices)		(Zip code)
(201) 930-3300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 — Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1: PRESS RELEASE

Item 7.01 – Regulation FD Disclosure
     On August 14, 2006, Barr Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that its Duramed Pharmaceuticals subsidiary and Shire plc (LSE: SHP, NASDAQ: SHPGY, TSX: SHQ) have entered into a Product Acquisition Agreement for ADDERALL® tablets (immediate-release mixed amphetamine salts) and a Product Development Agreement for six proprietary products. The press release also announced that the Company’s Barr Laboratories subsidiary and two Shire subsidiaries have entered into a Settlement and License Agreement relating to the resolution of two pending patent cases involving Shire’s ADDERALL XR®. The agreements will be submitted to the United States Federal Trade Commission, as required by law, and will become effective upon the entry by the applicable courts of consent judgments in the two pending cases.
     A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.1
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
Exhibits

99.1	Barr Pharmaceuticals, Inc. August 14, 2006 press release

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARR PHARMACEUTICALS, INC.
Date: August 15, 2006	/s/ William T. McKee
William T. McKee
Vice President, Chief Financial Officer, and Treasurer